Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

CF Industries Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security type	Security class title	Fee calculation rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee
Equity	common stock, par value $0.01 per share	Other	10,445,496(1)	$98.34(2)(3)	$1,027,210,077(2)	$92.70 per $1,000,000	$95,222.37
Total Offering Amounts					$1,027,210,077		$95,222.37
Total Fee Offsets							—
Net Fee Due							$95,222.37

(1)	Consists of 2,500,000 shares of common stock, par value $0.01 per share, of CF Industries Holdings, Inc. (“Common Stock”) initially authorized for issuance pursuant to the CF INDUSTRIES HOLDINGS, INC. 2022 Equity and Incentive Plan (the “Plan”), 4,281,049 shares of Common Stock that remained available for additional award grant purposes under the CF Industries Holdings, Inc. 2014 Equity and Incentive Plan (the “2014 Plan”) as of 12:01 a.m. Central Time on May 11, 2022 (the “Effective Time”) and 3,664,447 shares of Common Stock that may become available for issuance under the Plan to the extent that stock options granted under 2014 Plan or the CF Industries Holdings, Inc. 2009 Equity and Incentive Plan or awards of restricted stock or restricted stock units under the 2014 Plan, in each case that were outstanding as of the Effective Time, terminate or expire after the Effective Time without delivery of the shares of Common Stock that had been subject to such stock options or awards of restricted stock or restricted stock units. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement shall be deemed to cover any additional shares of Common Stock to be offered or issued under the Plan pursuant to terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act.

(3)	Average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on May 6, 2022.